EXHIBIT 23.1


We consent to the use in this Registration Statement of dELiA*s Inc. on Form S-1 of our report dated March 12, 1997 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

New York, New York
May 20, 1997